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EXHIBIT 23.7


                      CONSENT OF CURTIS BLAKELEY & CO., PC
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We consent to the use in the S-1 Registration Statement of Allis-Chalmers Energy Inc. of our report dated March 16, 2005 relating to financial statements of Capcoil Tubing Services, Inc. as of December 31, 2003 and December 31, 2004 and the years ended December 31, 2003 and December
31, 2004.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                             /s/ CURTIS BLAKELEY & CO., PC
                                             -----------------------------

Curtis Balkely & Co., PC
Kilgore, Texas

May 19, 2005